UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 1, 2006
Date of Report (Date of earliest event reported)

FC FINANCIAL SERVICES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51790	98-040339
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

110 Jardin Drive, Suite 13
Concord, Ontario, Canada		L4K 2T7
(Address of principal executive offices)		(Zip Code)

(905) 761-1096
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

______ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

______ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

______ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

______ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
YEAR.

On September 1, 2006, the directors of FC Financial Services Inc. (the “Company”) amended and restated the Company’s bylaws (the “Amended Bylaws’). The amendment to the bylaws was for the purpose of updating and removing certain outdated and redundant provisions that existed in the Company’s prior bylaws. The changes that were made in the Amended Bylaws encompass among other things the following: (i) expanded provisions with respect to shareholders’ meetings including reduction of quorum requirements and amendments to actions by majority stockholder consent; (ii) amendments to corporate governance and committees, and directors’ meetings; (iii) expanded provisions with respect to officers and their duties; (iv) changes to provisions with respect to share certificates; (v) the addition of certain dividend provisions; and (vi) addition of notice provisions and other provisions.

The following is a description of the substantive differences between the Amended Bylaws and the Company’s prior bylaws:

1.
The Company amended Article I, Section 1 “Annual Meeting” of its bylaws to provide that the annual meeting of the stockholders of the Company will be held on such date and at such time as may be designated from time to time by the Board of Directors. The previous provision stated that the annual meeting would be held on the first week in June of each and every year, at 1:00 p.m.

2.
The Company amended Article I, Section 2 “Special Meeting” of its bylaws to provide that special meetings of the shareholders may be called for any purpose or purposes by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors. The previous provision allowed the President or the Board of Directors to call such meetings. The amended provision removes the restriction to hold such meeting in the State of Nevada when the meeting is called at the request of stockholders. The amended provision further provides that in case of any special meeting called at the request of the stockholders, the Board of Directors will determine the time and place of such meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. The previous provision did not contain any time restriction. The amended provision further adds that upon determination of the time and place of the meeting, the officer receiving the request will cause notice to be given to the stockholders. If the notice is not given within sixty (60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice.

3.
The Company amended Article I, Section 3 “Notice of Meeting” of its bylaws to provide that written notice of each meeting of stockholders will be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote. The previous provision stated that such notice would be given not less than ten (10) days nor more than fifty (50) days prior to the date of the meeting. The amended provision also removes the provision which stated that notice will be deemed to be delivered when deposited in the United States mail at the address appearing on the stock transfer books of the Company.

4.
The Company amended Article I, Section 5 “Quorum and Adjourned Meetings” of its bylaws to provide that at all meetings of stockholders, the presence in person or by proxy duly authorized of the holder or holders of not less than 35% of the outstanding shares of stock entitled to vote will constitute a quorum. The previous provision stated that a majority of the outstanding shares of the Company entitled to vote would constitute a quorum. The amended provision adds that all action taken by the holders of a majority of the votes cast at any meeting at which a quorum is present will be valid and binding upon the Company, provided that directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The amended provision further provides that where a separate vote by a class or classes or series is required, a majority of the outstanding shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on the matter and the affirmative vote of the majority of the votes cast by holders of shares will be the act of such class or classes or series.

5.
The Company amended Article I, Section 6 “Proxies” to provide that no proxy will be voted after six months from its date of creation unless the proxy provides for a longer period, which may not exceed seven (7) years from the date of creation. The previous provision provided that no proxy would be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

6.
The Company amended Article II, Section 5 “Resignation” to provide that written resignation will be effective on a particular time specified in the resignation, or if no such specification is made, it will be deemed effective at the pleasure of the Board of Directors. The amended provision further adds that when one or more directors resigns from the Board of Directors at a future date, (i) a majority of the directors then in the office, including those who have so resigned, will have power to fill such vacancy, (ii) the vote thereon to take effect when such resignation will become effective, and (iii) each director so chosen will hold office for the unexpired portion of the term of the director.

7.
The Company amended Article II, Section 7 “Quorum and Voting” to provide that except with respect to indemnification questions arising under Section 42 of the Amended Bylaws, for which a quorum shall be one-third of the exact number of directors fixed from time to time in accordance with the Articles of Incorporation, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Articles of Incorporation.

8.
The Company amended Article II, Section 12 “Removal” to provide that any director may be removed by (a) the affirmative vote of the holders of a majority of the outstanding shares of the Company then entitled to vote, with or without cause; or (b) the affirmative and unanimous vote of a majority of the directors of the Company, with the exception of the vote of the directors to be removed, with or without cause. The previous provision did not provide that a director could be removed by a majority of the directors of the Company.

9.
The Company amended Article IV, Section 1 “Officers Designated” to add the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer and the Controller as the Officers of the Company. The amended provision also provides that the Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The amended provision no longer stipulates as under the previous provision that the offices of president and secretary would be held by different persons if the Company had more than one director.

10.
The Company amended Article IV, Section 4 “Removal” to provide that any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors. The previous provision stated that only the Board of Directors has the right to remove any officer.

11.
The Company amended Article V, Section 2 “Transfers” to provide that the Company has power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Company to restrict the transfer of shares of stock of the Company of any one or more classes owned by such stockholders in any manner not prohibited by the Nevada Revised Statutes. The old provision did not provide for the additional power of the Company with respect to transfer.

12.	The Company amended Article VIII “Loans” by removing the article in its entirety. The previous provision stated that no loans were to be made by the Company to its officers or directors.

13.
The Company amended Article IX, Section 1 “Indemnification” to provide that the Company shall indemnify its directors and officers to the fullest extent not prohibited by the Nevada Revised Statutes provided that the Company shall not be required to indemnify any director or officer in connection with any proceeding initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, and (iii) such indemnification is provided by the Company in its sole discretion. The previous provision did not contain any terms with respect to proceedings initiated by the person to be indemnified.

14.
The Company deleted Article IX, Section 3 “Successful Defense”. The previous provision stated that upon successful defense of any claim issue or matter involving a director, trustee, officer, employee or agent of the Company, such person would be indemnified against expenses (including attorneys fees) actually and reasonably incurred by such person.

15.
The Company amended Article IX, Section 6 “Non-exclusivity” to provide that the Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Nevada Revised Statutes. The previous provision did not contain this clause.

16.
The Company amended Article X “Amendment of Bylaws” to provide that only the Board of Directors has the power to adopt, amend, or repeal Bylaws. In respect of indemnification rights, the amended provision provides that any repeal or modification shall only be prospective and will not affect the rights in effect at the time of the alleged occurrence by agent of the Company. The previous provision stated that the bylaws could be amended by the shareholders at any regular or special meeting of the shareholders.

17.
Article I, Section 1 “Registered Office” has been added to the Amended Bylaws to provide that the registered office of the Company will be in such location as the directors determine in the State of Nevada. Article I, Section 2 “Other Offices” has been added to the Amended Bylaws to provide that the Company will also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors both within and without the State of Nevada as the Board of Directors may from time to time determine or business of the Company may require.

18.
Article III, Section 9 “Adjournment and Notice of Adjourned Meetings” has been added to the Amended Bylaws to provide that any meeting may be adjourned by either the chairman of the meeting of by the vote of a majority of the shares casting votes. The section further provides that when a meeting is adjourned to another time or place, notice need not be given if the time and place are announced at the adjourned meeting. The section further states that if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed, a notice of the adjourned meeting needs to be given to each stockholder of record entitled to vote.

19.
Article III, Section 11 “Joint Owners of Stock” has been added to the Amended Bylaws to provide that if shares or other securities having voting power stand of record in the names of two or more persons, unless written notice to the Secretary is given, their acts have the effect of: (i) if only one (1) votes, this act binds all, (ii) if more than one (1) votes, the act of the majority so voting binds all, and (iii) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally.

20.
Article III, Section 13 “Action Without Meeting” has been added to the Amended Bylaws to provide that no action will be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with the bylaws, or by the written consent of the shareholders in accordance with Chapter 78 of the Nevada Revised Statutes.

21.
Article XIV, Section 45 “Statute Not Applicable” has been added to the Amended Bylaws to provide that the provisions of Nevada Revised Statutes, 78.378 through 78.3793, inclusive, regarding the voting of a controlling interest in stock of a Nevada corporation and sections 78.411 through 78.444 of the Nevada Revised Statutes, inclusive, regarding combinations with interested stockholders, shall not be applicable to the Company.

The above description of the Amended Bylaws does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended Bylaws of the Company, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit
Number	Description of Exhibit

3.1	Amended and Restated Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FC FINANCIAL SERVICES INC.

Date: September 1, 2006	By:	/s/ Taras Chebountchak

TARAS CHEBOUNTCHAK
	Title:	President, Treasurer and
Director